TWELFTH AMENDMENT TO WISDOMTREE TRUST

ETF DISTRIBUTION AGREEMENT

This twelfth amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 12th day of December 2014, by and between WisdomTree Trust, a Delaware statutory trust, (the “Trust”) having its principal place of business at 245 Park Avenue, 35th Floor, New York, NY 10167, and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) with its principal office and place of business at Three Canal Plaza, Suite 100, Portland, ME 04101, is entered into as of April 7, 2016 (the “Effective Date”).

WHEREAS, Trust and Distributor desire to amend Exhibit A of the Agreement to reflect the addition of two Funds; and

WHEREAS, Section 8(d) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trust and Distributor hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Exhibit A of the Agreement is hereby deleted and replaced with the attached Appendix A to reflect the addition of WisdomTree Fundamental U.S. BBB Corporate Bond Fund and WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Fund.

3. Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

WISDOMTREE TRUST		FORESIDE FUND SERVICES, LLC

By:		By:

Name/Title:	Jonathan Steinberg/President		Mark Fairbanks, Vice President

APPENDIX A

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

WisdomTree Asia Local Debt

WisdomTree Asia-Pacific ex-Japan Fund

WisdomTree Australia & New Zealand Debt Fund

WisdomTree Australia Dividend Fund

WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund

WisdomTree Bloomberg Floating Rate Treasury Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund

WisdomTree Brazilian Real Strategy Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Commodity Currency Strategy Fund

WisdomTree International High Dividend Fund

WisdomTree International Equity Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree Dynamic Currency Hedged Europe Equity Fund

WisdomTree Dynamic Currency Hedged Japan Equity Fund

WisdomTree Dynamic Long/Short U.S. Equity Fund

WisdomTree Dynamic Bearish U.S. Equity Fund

WisdomTree Earnings 500 Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets Dividend Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree High Dividend Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Europe Local Recovery Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Fundamental U.S. BBB Corporate Bond Fund

WisdomTree Fundamental U.S. Corporate Bond Fund

WisdomTree Fundamental U.S. High Yield Corporate Bond Fund

WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Fund

WisdomTree Fundamental U.S. Short-Term Corporate Bond Fund

WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Global Hedged SmallCap Dividend Fund

WisdomTree Global High Dividend Fund

WisdomTree Global ex-Mexico Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Global ex-U.S. Hedged Dividend Fund

WisdomTree Global ex-U.S. Hedged Real Estate Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Global ex-U.S. Utilities Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global Real Return Fund

WisdomTree Global SmallCap Dividend Fund

WisdomTree India Earnings Fund

WisdomTree Indian Rupee Strategy Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree International Hedged Equity Fund

WisdomTree International Hedged SmallCap Dividend Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Quality Dividend Growth Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Quality Dividend Growth Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan Hedged Tech, Media and Telecom Fund

WisdomTree Japan Interest Rate Strategy Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree LargeCap Dividend Fund

WisdomTree LargeCap Value Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree MidCap Dividend Fund

WisdomTree MidCap Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Strategic Corporate Bond Fund

WisdomTree Strong Dollar Emerging Markets Equity Fund

WisdomTree Strong Dollar U.S. Equity Fund

WisdomTree Total Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. Small Cap Quality Dividend Growth Fund

WisdomTree Weak Dollar U.S. Equity Fund

WisdomTree Western Asset Unconstrained Bond Fund